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                                                                      EXHIBIT 14

[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]


                       CODE OF ETHICS AND BUSINESS CONDUCT

                                     POLICY


APPROVED BY:

Risk Management Committee:   February 24, 2004
Board of Directors:          February 26, 2004



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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]


                       CODE OF ETHICS AND BUSINESS CONDUCT


                                     POLICY

                                TABLE OF CONTENTS

                                                                             PAGE
INTRODUCTION AND SCOPE..........................................................1

CONFIDENTIALITY.................................................................1

ETHICAL CONDUCT.................................................................2

FAIR AND ACCURATE DISCLOSURE....................................................2

COMPLIANCE WITH LAWS............................................................4

CONFLICT OF INTEREST............................................................4

DEFINITIONS.....................................................................4

POLITICAL ACTIVITY..............................................................5

GIFTS, GRATUITIES, FEES AND OTHER PAYMENTS .....................................5

POLICY ADMINISTRATION; REPORTING OF AND DISCIPLINE FOR VIOLATIONS; WAIVERS......8

CONFLICT OF INTEREST NOTIFICATION..............................................10

EXCESSIVE VALUE NOTIFICATION...................................................11

FRAUD STATEMENT................................................................12

ACKNOWLEDGEMENT................................................................13


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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]


                       CODE OF ETHICS AND BUSINESS CONDUCT

                                     POLICY

I       INTRODUCTION AND SCOPE

GENERAL STATEMENT

Throughout the years, Seacoast Financial Services Corporation and its subsidiary companies (collectively the "Company") have possessed a reputation for honesty, integrity and high moral ethics. Because of this, the Company has earned and maintained the trust and confidence of the people we serve. This expression of confidence is directly related to the Company's philosophy of encouraging high standards among its directors, officers, and employees.

To reinforce the philosophy expressed above, the following statements of policy have been adopted by the Risk Management Committee and the Board of Directors and it is furnished to you for your information and guidance. You are requested to read this policy, to understand its purpose, to make appropriate disclosures to the Senior Officer designated or to the Board of Directors, and to consult with management if there are uncertainties or questions about the meaning of this policy.

SCOPE

This policy applies to all officers, employees, directors, attorneys, or agents of the Company, including its Principal Executive, Financial and Accounting Officers.

II      CONFIDENTIALITY

Confidentiality is the cornerstone which upon a reputation for high integrity is based. The confidential information or property of Company customers, acquired by a director, officer, employee or other individual, through his/her relationship with the Company must be held in the strictest of confidence both while employed by the Company and afterwards. Confidential information also includes information having commercial value that has been developed or is possessed by the Company or to which the Company has rights, including trade secrets, product ideas, purchasing or marketing plans and strategies, methods or operation, business plans, sales and financial reports and forecasts, cost information, personnel information concerning other employees of the Company and customer lists. Confidential information must be used solely for Company purposes and not as a means for personal gain by a director, officer, employee or other individual.

Confidential information or property may be accessed only by those who have a demonstrable "need to know." In no case may any director, officer or other employee transmit confidential information to persons outside the Company or even to other employees of the Company who do not need to know such confidential information in carrying out their duties as employees. Transmitting confidential information to persons who do not need to know such information is improper conduct. Moreover, directors, officers and employees may be considered "insiders" under the definition of the Securities and Exchange Commission and as such must totally refrain from using (or passing along to others) confidential information gained in their position.


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III.    ETHICAL CONDUCT

PERSONAL REPUTATION

Directors, officers and employees of the Company must conduct themselves at all times in a manner which reflects credit to the Company. A reputation for high standards and integrity is a valued asset and once lost is very difficult to regain.

BUSINESS CONDUCT

In the conduct of the Company's business, no bribes, kickbacks, or similar remuneration or consideration of any kind are to be given or offered to any individual or organization. The activities of the Company, and its employees, must always be in full compliance with the applicable laws and regulations. When such laws are ambiguous or difficult to interpret, you are encouraged to seek guidance from Senior Management who in turn may determine that legal counsel is needed to arrive at an appropriate decision. Senior Management needs to be informed of all matters considered pertinent to the Company's position. Moreover, in dealing with the Company's auditors and attorneys, complete candor is essential.

CONDUCT ON COMPANY PREMISES

Any dishonest, destructive, illegal, or unethical act against the Company's services, property, revenues, customers, or employees by others, should be reported immediately to your Division Head (or senior officer), the Human Resources Director, the Compliance Officer, or the Security Officer without fear of reprisal. The confidentiality of all such reports will be maintained to the extent permissible by law or regulation. You, alone, are accountable for your actions; integrity is a personal responsibility.

IV.     FAIR AND ACCURATE DISCLOSURE

RECORD KEEPING

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported. Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your Division Head (or senior officer) or the Human Resources Director.

All of the Company's books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect the Company's transactions and must conform both to applicable legal requirements and to the Company's system of internal controls. Unrecorded or "off the books" funds or assets should not be maintained.

Business records and communications often become public, and we should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports.

Records should always be retained or destroyed according to the Company's record retention policies. The space available for the storage of Company documents, both on paper and in electronic form, is limited and expensive. Therefore, periodic discarding of documents is necessary. On the other hand, there are legal requirements that certain records be retained for specific periods of time. Employees who are unsure about the need to keep particular documents should consult with senior management or, if you are a director or other member of senior management, the Company's outside legal counsel, so that a judgment can be made as to the likelihood that the documents will be needed.

Whenever it becomes apparent that documents of any type may be required in connection with a lawsuit or government investigation, all possibly relevant documents should be preserved, and ordinary disposal or alteration of documents pertaining to the subjects of the litigation or investigation should be immediately suspended. If you are uncertain whether documents under your control should be preserved because they might relate to a lawsuit or investigation, you should contact senior management or, if you are a director or other member of senior management, the Company's outside legal counsel.


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RESPONSIBILITIES OF PRINCIPAL EXECUTIVE, FINANCIAL AND ACCOUNTING OFFICERS

This Code of Ethics and Business Conduct is intended and designed to promote full, fair, accurate, timely and understandable disclosure in the Company's SEC filings and other public communications. The Company's Principal Executive, Financial and Accounting Officers - consisting of the Chief Executive Officer and the Chief Financial Officer - hold an especially important and elevated role in corporate governance. They are vested with both the responsibility and authority to protect, balance, and preserve the interests of all of the Company's stakeholders, including shareholders, clients, employees, suppliers, and citizens of the communities in which business is conducted. The Principal Executive, Financial and Accounting Officers fulfill this responsibility by prescribing and enforcing the policies and procedures employed in the operation of the Company's financial organization, and by demonstrating the following:

The Principal Executive, Financial and Accounting Officers will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies that:

- Encourage professional integrity in all aspects of the financial organization, by eliminating inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the financial organization or the enterprise itself.

- Reduce or eliminate the occurrence of conflicts between what is in the best interest of the enterprise and what could result in material personal gain for a member of the financial organization, including the Principal Executive, Financial and Accounting Officers.

- Provide a mechanism for members of the finance organization to inform senior management of deviations in practice from policies and procedures governing honest and ethical behavior.

The Principal Executive, Financial and Accounting Officers will establish and manage the enterprise transaction and reporting systems and procedures to ensure that:

- Business transactions are properly authorized and completely and accurately recorded on the Company's books and records in accordance with Generally Accepted Accounting Principles (GAAP) and established Company financial policy.

- The retention or proper disposal of Company records are in accordance with applicable legal and regulatory requirements.

- Periodic financial communications and reports are delivered in a manner that facilitates a high degree of clarity of content and meaning so that readers and users can determine their significance and consequence.

IMPROPER INFLUENCE IN THE CONDUCT OF AUDITS

Shareholders, customers, and employees expect and deserve accurate financials from the Company. To ensure ethical reporting, any Director or Officer of the Company, or any other person acting under the direction of such Director or Officer, is prohibited from taking any action to fraudulently influence, coerce, manipulate or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading.

Concerns regarding questionable accounting, internal accounting controls or auditing matters may be reported anonymously directly to the presiding Chairman of the Audit Committee without fear of reprisal. (Refer to the COMPLAINT POLICY for detailed procedures).

The Audit Committee shall be responsible to review complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. The Audit Committee shall ensure that employees who report such complaints are not fired, demoted, suspended, threatened, or otherwise discriminated against because of the employee's involvement in a securities or fraud-related investigation involving the Company.

NOTE: TO FACILITATE AND EXPEDITE THE INVESTIGATION, WE ENCOURAGE INDIVIDUALS TO BE VERY SPECIFIC WHEN DESCRIBING THE COMPLAINT.


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V.      COMPLIANCE WITH LAWS

We must always strive to maintain the highest standards of integrity and honesty. We must always act in compliance with Company regulations and procedures; federal, state, and local laws; and regulatory agencies' requirements which apply to the Company's business. Although not all employees are expected to know the details of all of these laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel.

VI.     CONFLICT OF INTEREST

Directors, officers and employees of the Company should avoid any situation where personal interest conflicts with the interests of the Company. The Company prohibits directors, officers and employees from self-dealing or otherwise trading their positions with the Company or accepting from one doing or seeking to do business with the Company a business opportunity not available to other persons or that is available because of the directors, officers or employees position with the Company.

Directors, officers and employees of the Company should not represent the Company in any transaction where they have a material connection or a financial interest. (Examples of material connections include relatives or close personal friends, whether the transaction involves them as individuals or as principals in a firm doing business with the Company. An example of a financial interest is an officer's involvement as a proprietor, partner, or joint venture in a firm doing business with the Company.)

Directors, officers and employees of the Company should avoid taking part in transactions involving any of the above circumstances. By "transactions," we mean not only making loans, but also approving overdrafts, accepting checks on uncollected funds, waiving nonsufficient funds (NSF), overdraft, or late charges, and waiving the requirement for financial statements or collateral documents. When there is a potential conflict of interest, ask someone else in the Company to handle the transaction.

Company employees should consider reporting outside employment to their immediate supervisor and/or the Human Resources Director to determine if any potential conflict of interest exists.

In this regard, all directors, officers and employees should disclose all potential conflicts of interest, including those in which they have been inadvertently placed due to business or personal relationships with potential or existing customers, suppliers, business associates, or competitors of the Company.

NOTE: If applicable, complete the CONFLICT OF INTEREST NOTIFICATION form (Page 11).

VII.    DEFINITIONS

For the purposes of this policy, the following definitions apply:

- DIRECTOR. A person elected by the stockholders at the annual meeting to sit on the Board of Directors, and to vote on matters that come before it.

- OFFICER OR EMPLOYEE. A part-time or full-time salaried officer or employee of the company.

- IMMEDIATE FAMILY. Spouse, minor child and/or other dependents of the officer, employee or director.

- ATTORNEY. A person admitted to practice law in a jurisdiction, authorized to perform both civil and criminal legal functions for the company. These functions include, but are not limited to, drafting of legal documents, giving legal advice, and representing the company before courts, administrative agencies, boards, etc.

- AGENT. A person authorized by the company to act for and on behalf of the company when dealing with third parties, including but not limited to consultants, appraisers, and other parties who provide services representing the company.


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-    RELATED INTEREST. A company controlled by that person, or a political campaign committee controlled by or benefiting that person. A person is generally deemed to be in control if he or she owns 25% of the controlled entity, or owns 10% and is an Executive Officer or Director of the controlled entity.

- GIFT. May include cash or property, special discounts, price concessions, special personal items, special personal entertainment (other than of a normal social nature), special personal services, gratuitous personal services, personal favors, or special dispensations of any kind that could be attributed to the recipient's position or responsibilities with the company.

VIII.   POLITICAL ACTIVITY

The policy of the Company is not to engage in political activity nor make political contributions from bank funds. The Company, however, does encourage directors, officers and employees to support authorized political action committees such as the Massachusetts Bankers PAC, or the America's Community Bankers PAC, which support banking interests at the State and Federal levels.

Any director, officer or employee of the Company who participates in political activities or becomes a candidate for an elective or appointed public office should avoid identifying himself/herself with the Company. The Company's name should not be used in association with that political interest, nor should Company stationary be used for correspondence or soliciting funds for a political party.

This policy is not intended to prevent any director, officer or employee from making a contribution to any political party or activity from this or her personal funds.

IX.     GIFTS, GRATUITIES, FEES AND OTHER PAYMENTS

PURPOSE

The purpose of this section of the policy is to prohibit officers, directors, employees, agents/representatives of Seacoast Financial Services Corporation and its subsidiary companies (collectively the "Company") from soliciting (for themselves or a third party) or accepting anything of value (other than bona fide salary, wages and fees) in return for any business, service or confidential information of the Company.

OBJECTIVES

The objectives of this section of the policy are to define and establish:

1. Complete and total prohibition of soliciting or receiving anything of value in exchange for favorable treatment in connection with any transaction or business of this institution.

2.   General exceptions to policy.

3.   Value limitations on items that may be received.

4.   Procedures for disclosure of anything offered or received.

5.   Penalties for non-compliance.

6.   Written notifications.

GENERAL POLICY

In compliance with the Bank Bribery Laws, 18 U.S.C. 215, employees, officers, directors, agents or attorneys of the Company are prohibited from: (1) soliciting for themselves or a third party (other than the Company itself) anything of value from anyone in return for any business, service or confidential information of the Company and (2) accepting anything of value (other than bona fide salary, wages, fees or other compensation paid in the usual course of business referred to in the 1985 Act at 18 U.S.C. 215(c)) from anyone in connection with the business of the Company either before or after a transaction is discussed or consummated.


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1.   FEES AND OTHER COMPENSATION - Where the relationship with a customer is fundamentally the result of employment of the Company, no employee nor any related interest of such employee or member of his immediate family may accept any fee of any kind from such customer or other Company relationship. Likewise, compensation is not acceptable from any source whatsoever for rendering services of a type which might properly be performed by the Company as one of its regular services, for referrals, or for assistance in obtaining any Company services.

2. GIFTS - Employees are strongly discouraged from accepting gifts of more than very nominal value, excessive entertainment, or other questionable favors from customers or other associations arising out of the work relationship. The criticism directed toward a recipient long after the gift or favor has been forgotten can have enormous negative impact on both the Company and the individual's career.

3. LEGACIES - Employees may not accept any legacies or gifts from customers under a deed of trust or under a will unless there is a family or personal relationship not brought about through Company employment. Each such case must be discussed with the Division Head when the gift is made known.

4. FIDUCIARIES - No employee, nor any related interest of such employee or member of his or her immediate family, may accept an appointment as a fiduciary unless the Company is named agent for the fiduciary and all compensation as fiduciary is received only by the Company as agent; or unless there is a family or personal relationship not brought about through employment.

5. DISCOUNT AND SPECIAL PRICES - When approaching customers for the purchase of materials they sell or for obtaining services they provide, restraint should be exercised at all times not to expect special favors or discount prices that are not generally offered to the public at large.

POSITIONS WITH OTHER ORGANIZATIONS

In order to enhance the stature of the Company in the community and to discharge our proper civic responsibilities, employees are encouraged to accept appointments as trustees, directors, or officers of nonprofit organizations such as educational, religious, and health and welfare institutions. Employees should also take the opportunity to serve on civic committees and other local or professional organizations. Service in such organizations is subject to clearance with the respective Division Head. The holding of such positions may at times raise questions of conflict of interest, especially where the handling of funds is involved and personal bond may be required. In such an event, if the local organization has counsel, (s)he should be asked to rule on any conflict of interest question, and the opinion of the Company counsel should also be sought.

To avoid various risks and dangers including, among others, possible conflict of interest, Congress has prohibited by various statutes certain specific affiliations of directors and staff members of banks. These include servicing as director, incorporator, officer, or an employee of:

1. Another bank, trust company, savings bank, savings and loan association, or credit union;

2.   A dealer in securities;

3.   A public utility holding company or its affiliates;

4.   An interstate power company;

5.   A registered investment company;

6. An indenture trustee {any obligor of securities from which the Company is indenture (corporate) trustee}.

Should you currently serve or participate in any of the above positions, please report your role on the CONFLICT OF INTEREST NOTIFICATION form (see Page 11).


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GENERAL EXCEPTIONS

Exceptions to the general prohibition that officers, employees, directors, attorneys, or agents may receive things of value in connection with Company business may include:

1. Gifts based on obvious family or personal relationships where the circumstances are such that the motivating factor is clearly the family or personal relationship rather than the business of the Company.

2. Meals, refreshments, travel arrangements, travel accommodations, or entertainment provided in the course of a business meeting or other occasion with a bona fide business purpose. This exception presupposes that the expenses are of reasonable value and would otherwise be paid by the banking institution as a reasonable business expense if a third party were not paying.

3. Loans made to Company officials by other financial institutions on customary terms to finance proper and usual activities of Company officials (i.e., home mortgage loans, unless otherwise prohibited).

4. Advertising or promotional material "of reasonable value, such as pens, pencils, note pads, key chains, calendars and similar items".

5. Discounts or rebates on merchandise or services as long as the discounts or rebates do not exceed those available to other customers.

6. Gifts related to commonly recognized events or occasions, "such as a promotion, new job, wedding, retirement, Christmas, or bar or bat mitzvah". The gift must be of reasonable value.

7. Awards recognizing an individual's service and accomplishment in civic, charitable, educational, or religious organizations.

8. Other circumstances approved in writing on a case-by-case basis where something of value is accepted in connection with Company business. For this exception to apply, the approval must be based on a full written disclosure of all the relevant facts and be consistent with the Bank Bribery statute.

VALUE LIMITATIONS

The infrequent receipt of meals, entertainment, or gifts of reasonable value by our officers, employees, directors, attorneys, or agents is permitted. FOR THE PURPOSE OF THIS POLICY, "REASONABLE VALUE" IS DEFINED AS NOT MORE THAN $200 (WHEN AGGREGATED DURING A CALENDAR YEAR) FOR ITEM(s) RECEIVED.

DISCLOSURE

Each time any of our officers, employees, directors, attorneys, or agents is offered or receives anything of value beyond what is authorized ($200), that individual must disclose the following information to the COMPLIANCE OFFICER of the respective affiliate or subsidiary within 30 DAYS of receipt of gift (see Page 12).

1.   Name of the person giving the gift and his/her company affiliation

2.   Nature of the gift

3.   Value of the gift

4.   Circumstances surrounding the receipt of the gift

The Compliance Officer shall report to the Compliance Committee at its regular meetings such qualifying items offered or received by any officer, employee, director, attorney, or agent since the last Compliance meeting. The chairman of the Compliance Committee (Member of the Board of Directors) shall inform the Board of Directors accordingly at its regular meetings.


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PENALTIES FOR NON-COMPLIANCE

1. The receipt of anything of value IN EXCESS OF $200 (when aggregated during a calendar year) in exchange for favorable treatment regarding extension of credit or any other transaction or business of this institution shall constitute grounds for immediate dismissal. Additionally, the Compliance Officer shall report such violations to the appropriate authorities and, if necessary, to the Department of Justice for further action.

2. Deliberate failure to disclose the receipt of gratuities IN EXCESS OF $200 shall constitute a violation of this policy. Additionally, the receipt of an excessive number of gratuities as determined by the Board after due notice to the individual involved, shall constitute a violation of this policy. Violations of this nature shall result in the individual being placed on probation for a period not to exceed one year and appropriate notation made in the individual's personnel file. Any further violations during this probationary period shall constitute grounds for immediate dismissal of his/her services.

3. If the value of the item offered or received EXCEEDS $200 and it is proven to be a violation under the Comprehensive Crime Control Act of 1984, the offense is a felony punishable by UP TO FIVE YEARS IMPRISONMENT AND A FINE OF $5,000 OR THREE TIMES THE VALUE OF THE BRIBE OR GRATUITY. If the value does not exceed $200, the offense is a misdemeanor punishable by UP TO ONE YEAR IMPRISONMENT AND A MINIMUM FINE OF $1,000.

X.      POLICY ADMINISTRATION; REPORTING OF AND DISCIPLINE FOR VIOLATIONS;
        WAIVERS

GENERAL

The Risk Management Committee and the Board of Directors shall review this policy from time to time (not less than annually) and make appropriate changes as mandated by law or as suggested by Senior Management.

Senior Management will administer this plan and advise the Board on matters involving real or potential conflicts with the intent of this code.

Each director, officer, employee, and agent will be provided a complete copy of this code and will be asked to sign a statement acknowledging receipt thereof and understanding of its contents and provisions.

Any questions regarding proper code of conduct should be referred to your Division Head (or senior officer), the Human Resources Director, the Compliance Officer, or the Security Officer of the respective affiliate or subsidiary.

REPORTING SUSPECTED VIOLATIONS

You have a responsibility to report any suspected violation of this Code or related practices to your Division Head (or senior officer), the Human Resources Director, the Compliance Officer, or the Security Officer of the respective affiliate or subsidiary of the Company.

You may report ethical violations in confidence and without fear of retaliation. If your situation requires that your identity be kept secret, your anonymity will be protected. The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.

All reports of violations, including the identity of the employee making the report if known, will be kept confidential, to the extent possible under the circumstances. Employees will not be subject to reprisal or public embarrassment for making good faith reports of suspected violations of this Code or other Company practices.

As further described in the Company's COMPLAINT POLICY, the Company has adopted specific procedures regarding the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by Associates of concerns regarding questionable accounting or auditing matters.


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DISCIPLINE FOR VIOLATIONS

Failure to comply with all rules and procedures herein described may result in disciplinary action commensurate with the seriousness of the conduct. Such discipline may include, among other things, written notice to the employee that the Company has determined that there has been a violation, censure by the Company, demotion or re-assignment, suspension with or without pay or benefits, or termination of employment. Among the factors that may be taken into account in determining the appropriate disciplinary action are the following: (i) the nature and severity of the violation and the ramifications to the Company of the violation; (ii) whether the employee involved was directly or indirectly involved in the violation; (iii) whether the violation appears to have been intentional or inadvertent; (iv) whether the violation represented an isolated occurrence or a pattern of conduct; (v) whether the employee had been advised prior to the violation of the proper course of action; (vi) whether the employee voluntarily reported the violation; (vii) whether the employee withheld information concerning the violation; (viii) the degree to which the employee cooperated with the investigation; (ix) the extent to which the circumstances reflect inadequate supervision or lack of diligence; (x) the disciplinary action imposed by the Company for similar violations; and (xi) the employee's past violations, if any. Records of all violations of this Code and the disciplinary action taken will be maintained in the employee's personnel file. The Company will not hesitate to notify and cooperate with the police or other governmental authorities regarding acts of employees involving violations of law.

Noncompliance with the section of this policy entitled GIFTS, GRATUITIES, FEES AND OTHER PAYMENTS is also dealt with at the end of that section.

WAIVERS OF THIS CODE OF ETHICS AND BUSINESS CONDUCT

Any waiver of this Code for executive officers or members of the Board of Directors may be made only by the Board or the Audit Committee and will be promptly disclosed as required by law or stock exchange rule or regulation.


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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]

                        CONFLICT OF INTEREST NOTIFICATION

Directors, officers, employees, as well as attorneys or agents of the Company should complete this section and send it to: COMPLIANCE OFFICER, COMPASS BANK FOR SAVINGS, ONE COMPASS PLACE, NEW BEDFORD, MA 02740 if any potential conflict of interest exists between themselves and any individual doing or seeking to do business with the Company.

"I, THE UNDERSIGNED, CERTIFY THAT THE FOLLOWING PARTIES REPRESENT TO THE BEST OF MY KNOWLEDGE ALL POTENTIAL CONFLICTS OF INTEREST, INCLUDING THOSE IN WHICH I HAVE BEEN INADVERTENTLY PLACED DUE TO EITHER BUSINESS OR PERSONAL RELATIONSHIPS WITH CUSTOMERS, SUPPLIERS, BUSINESS ASSOCIATES, OR COMPETITORS OF THE COMPANY".

                      COMPANY               SOCIAL OR FAMILY
NAME                  AFFILIATION(s)        RELATIONSHIP            COMMENTS
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]

EXCESSIVE VALUE NOTIFICATION

Directors, officers, employees as well as attorneys or agents of the Company who are offered or receive anything of value beyond the authorized limit should complete this section and send it to: COMPLIANCE OFFICER, COMPASS BANK FOR SAVINGS, ONE COMPASS PLACE, NEW BEDFORD, MA 02740.

NAME OF PERSON/COMPANY GIVING OR OFFERING THE GIFT:

________________________________________________________________________________

NATURE OF THE GIFT:

________________________________________________________________________________

VALUE OF THE GIFT:

________________________________________________________________________________

CIRCUMSTANCES SURROUNDING THE GIFT:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


--------------------------------------------------------------------------------
PRINTED NAME                   SIGNATURE                         DATE


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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]


FRAUD STATEMENT

The protection of corporate assets, including information relating to the conduct of business and monitoring of the internal control structure are basic management responsibilities. It is the intention of Management and the Board not to tolerate fraudulent activities such as embezzlement, theft, or false entries in the Company's records on the part of its officers, employees, directors or agents.

In addition, to any state and federal laws or regulations, as well as requirements by the Company's insurance underwriters, management maintains that it has a moral and civic responsibility to report and prosecute to the fullest extent of the law, any criminal activity affecting the Company of which it acquires knowledge.

Officers, employees, directors, attorneys, and agents should report all such activities to the appropriate Division Head (or senior officer), the President & CEO, the Human Resources Director, the Compliance Officer, or the Security Officer of the respective affiliate or subsidiary without fear of reprisal. The confidentiality of all such reports will be maintained to the extent permissible by law or regulation.


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[SEACOAST FINANCIAL SERVICES CORPORATION LOGO]

                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

ACKNOWLEDGEMENT


I, THE UNDERSIGNED, received my copy of the Seacoast Financial Services Corporation CODE OF ETHICS AND BUSINESS CONDUCT POLICY as approved by the Risk Management Committee and the Board of Directors.

I understand that as a director, officer, employee, attorney, or agent of the Company, it is my obligation to familiarize myself with this policy and to discharge my responsibilities in accordance with this Code of Ethics and Business Conduct Policy.

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 PRINTED NAME                           SIGNATURE                     DATE



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